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                                                                   EXHIBIT 10.16

                         STANDSTILL AND VOTING AGREEMENT

         This STANDSTILL AGREEMENT (this "Agreement") is made as of March 6, 2000 by and among David C. Prosser, J. Alexander Fjelstad III, Thomas E. Prosser, Pamela Prosser Snyder, Daniel F. Prosser, the David C. Prosser 1995 Unitrust, the David C. Prosser 1996 Unitrust, the David C. Prosser 1997 Unitrust, the David C. and Margaret F. Prosser Foundation, the Daniel F. Prosser Irrevocable Trust, the Pamela Prosser Snyder Irrevocable Trust, and the Thomas Prosser Irrevocable Trust (collectively, the "Prosser Group") and RTW, Inc., a Minnesota corporation (the "Company").

         For good and valuable consideration, the receipt of which is hereby acknowledged, each member of the Prosser Group and the Company agree as follows:

         1. CERTAIN DEFINITIONS. Unless the context otherwise requires, the following terms, for all purposes of this Agreement, shall have the meanings specified in this Section 1:

         "Affiliate" of any Person shall mean any Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with, such Person. For purposes of this Agreement, if any member of the Prosser Group is part of a group with respect to holding or voting RTW common stock and such group has or is obligated to report the existence of such group under the Securities Exchange Act of 1934 on Schedule 13D, all other Persons who are members of such group shall be deemed an Affiliate of the Prosser Group.

         "Outstanding Voting Stock" shall mean the common stock of the Company and any other securities convertible into Common Stock of the Company having the power to vote in the election of directors of the Company then outstanding or the power to vote on any other matters that properly come before the shareholders of the Company.

         "Person" shall mean any individual, partnership, joint venture, corporation, trust or unincorporated organization, a group required to report its existence on Schedule 13D under the Securities Exchange Act of 1934 due to its ownership of 5% or more of Company Voting Stock, or any business entity or governmental authority, in any case whether acting in an individual, fiduciary or other capacity.

         "Voting Power" shall mean the number of votes entitled to then be cast by the holder of all of the Outstanding Voting Stock of the Company upon any proposed action or election of directors of the Company.

         "Voting Stock" shall mean the common stock of the Company outstanding, assuming the exercise or conversion of all outstanding securities convertible into or exercisable or exchangeable for common stock of the Company and further assuming the issuance of all shares of common stock of the Company reserved for issuance pursuant to stock options whether or not yet granted, and any other securities issued by the Company having the power to vote in the



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election of directors or upon any other proposed action of the Company. When this Agreement refers to Voting Stock held or voted by one or more members of the Prosser Group such reference includes the shares of Voting Stock listed under Column B of Schedule 1 hereto.

         2.       COVENANTS OF THE PROSSER GROUP.

         2.1. Standstill Provisions. For a period of two years following the date of this Agreement, each member of the Prosser Group shall not (and shall not permit any Affiliate to), directly or indirectly:

                  (a) acquire from other holders of Voting Stock or other securities convertible into or exchangeable or exercisable for Voting Stock, beneficial ownership of any Voting Stock, any securities convertible into or exchangeable for Voting Stock, or any other right to acquire Voting Stock (except, in any case, by way of stock dividends, stock splits or other distributions made to holders of any Voting Stock generally), or authorize or make a tender, exchange or other offer which would result in such an acquisition, without the prior written consent of the Company pursuant to approval by the Board of Directors of the Company;

                  (b) deposit any shares of Voting Stock in a voting trust or subject any Voting Stock to any arrangement or agreement with respect to the voting of such Voting Stock if to do so would or could cause a violation of any term of this Agreement;

                  (c) initiate, propose or solicit any change in the composition of the Board of Directors or the number or terms of the directors thereof or, except as required by law, make public statements with respect thereto;

                  (d) initiate, propose or solicit any material change in the business or corporate structure of the Company or to the Articles of Incorporation or bylaws of the Company, or, except as required by law, make public statements with respect thereto;

                  (e) solicit, or induce others to solicit, any "proxies" to vote with respect to any securities issued by the Company or any of its Affiliates, or become a "participant" or induce others to become a "participant" in any solicitation of "proxies" to vote (as such terms are used in Regulation 14A under the Securities Exchange Act of 1934) securities issued by the Company or seek to advise or influence any Person with respect to the voting of securities issued by Company;

                  (f) initiate, propose or solicit the acquisition, by purchase or otherwise, from the Company or any other Person of securities issued by the Company or assets of the Company or initiate, propose or solicit any other form of restructuring, recapitalization, reorganization, liquidation or similar transaction of the Company; or



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                  (g) otherwise act in any manner, whether by forming, joining or participating with any Person or group, or aiding, advising, encouraging, soliciting or assisting any other Person or group, whether for the purpose of acquiring, holding, voting or disposing of Voting Stock or accomplishing any of the foregoing (a) through (f) above, including inviting, encouraging, soliciting or providing information to assist the submission of any proposal for any of the foregoing.

         2.2 Transferees. For a period of two years following the date of this Agreement, the Prosser Group shall not sell, assign or transfer 5% or more of the Outstanding Voting Stock to any Person (or any Affiliate of such Person) in a transaction or a series of related transactions without such Person purchasing such securities having agreed to and having become a party to this Agreement with the Company.

         3. VOTING OF STOCK. For a period of two years following the date of this Agreement, all members of the Prosser Group (a) will vote all Voting Stock they beneficially own "FOR" all proposals submitted by management or the Board of Directors of the Company for approval or a vote by the shareholders of the Company, including all nominations for the Board of Directors of the Company; or
(b) will vote all Voting Stock they beneficially own in the same proportion as other shareholders of the Company on any matter brought to a vote of the shareholders of the Company; or (c) will grant and deliver to the Chair of the Special Committee or his designee or successor any and all conditional proxies necessary to give effect to the obligations of the Prosser Group set forth in this Section 3.

         4. PROHIBITED TRANSFER. Any purchase which causes the Prosser Group to be in violation of the terms of Section 2.2 above (a "Prohibited Transfer") shall not be effected by the Company and shall be voidable at the option of the Company by its giving written notice to the transferee and the Prosser Group.

         5. LEGEND ON SHARE CERTIFICATES; SHARES NOT REQUIRING LEGEND.

         5.1 Concurrent with the effective date of this Agreement, each member of the Prosser Group shall be issued 90% of the number of shares of Voting Stock opposite such member's name under Column B of Schedule 1 hereto on certificates bearing the legend set forth in paragraph 5.2 below. At the effective date of this Agreement the remaining ten percent of the Voting Stock of each Prosser Group member shall not be subject to the requirements of paragraph 5.2 and may be issued either in certificated or uncertificated form, at the direction of the respective Prosser Group members; such shares of Voting Stock shall be deemed "Non-Legended Shares" as hereafter defined.

         5.2 Unless otherwise expressly permitted in this Section 5, each certificate representing shares of Voting Stock held by a member of the Prosser Group, including shares referred to on Schedule 1, hereto shall be endorsed by the Company with a legend reading as follows:



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         "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A STANDSTILL AND VOTING
         AGREEMENT BY AND BETWEEN THE COMPANY AND THE HOLDER HEREOF (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND NO TRANSFER OF THE SHARES EVIDENCED HEREBY SHALL BE EFFECTIVE EXCEPT IN COMPLIANCE WITH THE TERMS THEREOF."

Certificates bearing the foregoing legend are herein referred to as "Legended Shares." At any time after two years from the date of this Agreement the foregoing legend shall, upon request by the holder, promptly be removed by the Company (or by the transfer agent at the direction of the Company) from all Legended Shares unless a material breach of this Agreement by such holder occurred prior to the expiration of such two-year period.

         5.3 Notwithstanding the provisions of paragraph 5.2, each member of the Prosser Group may hold in certificated form or in "street name" up to that number of shares of Voting Stock opposite the respective Prosser Group member's name presented in Column C of Schedule 1 hereto without such shares bearing the restrictive legend set forth in paragraph 5.2 ("Non-Legended Shares"). The number of shares of Voting Stock opposite each Prosser Group member's name presented in Column C of Schedule 1 hereto shall for purposes of this paragraph
5.3 be the "Maximum Non-Legended Shares" for such person. After the date hereof, if any Prosser Group member shall sell, transfer or otherwise convey some or all the Non-Legended Shares beneficially owned by such person, at the request of such person the Company shall direct its transfer agent to reissue Legended Shares as Non-Legended Shares if such person and any broker dealer facilitating such transaction shall provide evidence reasonably satisfactory to the Company that (a) the Non-Legended Shares sold, transferred or otherwise conveyed by such person were sold, transferred or conveyed in a transaction or transactions not prohibited by this Agreement and (b) after reissuing the proposed number of Legended Shares as Non-Legended Shares the total number of Non-Legended Shares shall not exceed the Maximum Non-Legended Shares applicable to such person.

         5.4 At any time after the date hereof, if any Prosser Group member shall propose to sell, transfer or otherwise convey some or all the Legended Shares beneficially owned by such person (each a "Proposed Transfer"), at the request of such person the Company shall instruct its transfer agent to transfer such Legended Shares to the transferee in the Proposed Transaction if within a reasonable period of time prior to the date of the Proposed Transfer such Prosser Group member and any broker dealer facilitating such transaction shall provide evidence reasonably satisfactory to the Company that the Proposed Transfer is not prohibited by this Agreement.

         5.5 Except as expressly provided in this Section 5, all shares of Voting Stock which are Non-Legended Shares shall be subject to all terms and conditions of this Agreement. Further, notwithstanding that Non-Legended Shares may be held in "street name," each Prosser Group member holding such Non-Legended Shares shall cooperate with management of the Company and direct the broker dealer holding such shares in street name to cooperate with Company management to assure that such Prosser Group member is complying with the provisions of



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Section 3 of this Agreement.

         6. COMMUNICATIONS WITH THE COMPANY. Each member of the Prosser Group agrees to conduct all communications with regard to the business of the Company only with the Chief Executive Officer of the Company and will discontinue all communications with any other member of the management of the Company or any other employee of the Company as such communications relate to the business of the Company.

         7. COOPERATION. The Company shall cooperate with each member of the Prosser Group to develop arrangements whereby shares subject to the provisions of this Agreement may be deposited with a broker, dealer or other financial institution to enable the Prosser Group members to sell and margin their shares in a manner which does not violate the provisions of this Agreement. Further, the Company shall cooperate with the Prosser Group members to promptly release shares from the provisions of this Agreement if such shares are sold in bona fide transactions not violating any provisions of this Agreement.

         8.  MISCELLANEOUS.

         8.1. Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Minnesota, and shall be binding upon the parties hereto. The federal and state courts within County of Hennepin in the State of Minnesota shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement.

         8.2. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successor and assigns of the parties hereto.

         8.3. Entire Agreement. This Agreement, together with the Escrow Agreement and that certain Letter Agreement dated February 2, 2000, constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof. Neither this Agreement nor any provision hereof may be amended, changed, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, change, waiver, discharge or termination is sought.

         8.4. Specific Enforcement. Each member of the Prosser Group acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the Company and that the Company may not have an adequate remedy at law. Accordingly, in the event of a breach of this Agreement by any one or more members of the Prosser Group, the Company, in addition and supplementary to any other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violation of the provisions hereof. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which


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the Company may have under this Agreement.

         8.5. Notices, etc. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, express delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed, to the party to be notified, at the respective addresses set forth below, or at such other address which may hereinafter be designated in writing:

            (a)   If to the Prosser Group, to:

                 David C. Prosser
                 21510 Fairview Street
                 Excelsior, MN 55331

            (b)   If to the Company, to:

                 RTW, Inc.
                 8500 Normandale Blvd. Suite 1400
                 Bloomington, MN 55437

         8.6. Binding Obligation. This Agreement shall be a binding obligation on each Prosser Group member signing this Agreement notwithstanding that one or more other Prosser Group members have not signed this Agreement.

         8.7. Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         8.8. Titles and Subtitles. The titles of the sections of this Agreement are for convenience of reference only and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions.

         8.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         8.10. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this



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Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

         8.11. Payment of Fees and Expenses. Each party shall be responsible for paying its own fees, costs and expenses in connection with this Agreement and the transactions herein contemplated.

         8.12. Section References. Unless otherwise stated, any reference contained herein to a Section or subsection refers to the provisions of this Agreement.

         8.13 Representation of Signatories. Each of the undersigned signatories of entities which are parties hereto hereby agree that they are authorized to sign for and bind such entity under this Agreement.








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         IN WITNESS WHEREOF, the parties have caused this Standstill and Voting
Agreement to be duly executed and delivered as of the day and year first written above.

RTW, INC.


By: /s/ Jeffrey B. Murphy
    ----------------------------
Its:    Chief Financial Officer
    ----------------------------
/s/ David C. Prosser                    /s/ David C. Prosser
--------------------------------        --------------------------------
David C. Prosser                                          , on behalf of the
                                        ------------------
/s/ J. Alexander Fjelstad III           David C. and Margaret F. Prosser
--------------------------------        Foundation
J. Alexander Fjelstad III
                                        /s/ Daniel F. Prosser
                                        --------------------------------
                                                          , on behalf of the
                                        ------------------
/s/ Thomas C. Prosser                   Daniel F. Prosser Irrevocable Trust
--------------------------------
Thomas C. Prosser                       /s/ Pamela Prosser Snyder
                                        --------------------------------
/s/ Pamela Prosser Snyder                                 , on behalf of the
--------------------------------        ------------------
Pamela Prosser Snyder                   Pamela Prosser Snyder Irrevocable Trust

/s/ Daniel F. Prosser                   /s/ Thomas C. Prosser
-------------------------------         --------------------------------
Daniel F. Prosser                                          , on behalf of the
                                        ------------------
                                        Thomas Prosser Irrevocable Trust
/s/ David C. Prosser
--------------------------------

                  , on behalf of the
------------------
Daniel C. Prosser 1995 Unitrust

/s/ David C. Prosser
-------------------------------

                   , on behalf of the
-------------------
David C. Prosser 1996 Unitrust

/s/ David C. Prosser
-------------------------------
                   , on behalf of the
-------------------
David C. Prosser 1997 Unitrust




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